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                                                                  EXHIBIT 10.19

8465C


                                PROMISSORY NOTE

$201,523                                                         March 29, 1993

        FOR VALUE RECEIVED, the undersigned Eric Kriss (the "Maker"), subject to the other terms and conditions of this Note, promises to pay to MediQual Systems, Inc., (the "Payee") the principal sum of Two Hundred Thousand Five Hundred Twenty-Three Dollars ($201,523), with interest on the principal sum outstanding hereunder from time to time from the date hereof until tender of payment, at an annual rate equal to Three and Ninety-Two Hundredths per cent (3.92%).

        The entire principal amount of this Note and all accrued interest thereon shall be payable upon the earlier to occur of: (i) the third anniversary of the date hereof or (ii) the termination of the Maker's employment with the Payee under the Executive Employment Agreement dated the date hereof by and between the Maker and the Payee. All payments hereunder shall be made at the principal residence or business address of the Payee. Whenever any payment under this Note becomes due on a date that is not a regular business day in the Commonwealth of Massachusetts, the maturity thereof shall be extended to the next succeeding business day and interest shall accrue at the applicable rate during such extension.

        The Maker shall have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, without premium or penalty, with all accrued interest to the date of prepayment.

        The Maker waives presentment, notice, protest, and all other demands and notices.

        The failure of the Payee to exercise any of its rights, remedies, powers, or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

        The Maker will pay on demand all costs of collection, including all court costs and reasonable attorneys' fees, paid or incurred by the Payee in enforcing this Note on default.

        This Note is made and delivered by the Maker pursuant to a certain Stock Purchase Agreement dated the date hereof by and between the Maker and the Payee. The Maker hereby grants to the Payee a security interest in the Shares (as defined in the Stock Purchase Agreement) to secure the payment of all amounts that may become due and payable hereunder.


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                                      -2-


        Notwithstanding any other provision of this Note to the contrary, the Payee, by its acceptance hereof, hereby agrees as follows:

                (a) The Maker, at his option, may pay any amount due or to become due under this Note in whole or in part by surrendering Shares to the Payee, valued at the then fair market value of such Shares. Such fair market value shall be determined by the agreement of the Maker and the Payee, or in the event that the Maker and the Payee cannot agree on the fair market value of such Shares within 30 days of the Maker's tender of such Shares to the Payee, such value shall be determined by three arbitrators, one designated by the Maker, one designated within five days thereafter by the Payee, and the third designated within five days after the Payee's designation, by the other two. The arbitrators shall proceed promptly to determine the fair market value of such Shares. The determination of such value by agreement of any two of the arbitrators shall be conclusive (absent manifest error) upon the Maker and the Payee.

                (b) The Maker shall be entitled to set off and deduct from any amount payable hereunder, any amount that may be or become payable by the Payee to the Maker under the Executive Employment Agreement or the Stock Purchase Agreement.

        THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW THAT WOULD CAUSE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION).

        IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note on the date first above written.


                                /s/ Eric Kriss
                                -------------------------
                                Eric Kriss


ACCEPTED:

MEDIQUAL SYSTEMS, INC.

By  /s/ William D. Ryan
  ---------------------------
  William D. Ryan
  Chairman of the Board